Exhibit 99.(a)(13)

MORGAN STANLEY EUROPEAN EQUITY FUND INC.

FORM OF ARTICLES OF AMENDMENT

MORGAN STANLEY EUROPEAN EQUITY FUND INC., a Maryland corporation (the “Corporation”), does hereby certify to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST:  The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

SECOND:  The Corporation desires to, and does hereby, amend its Articles of Incorporation, as amended and supplemented (the “Charter”), pursuant to Sections 2-601 et seq. of the MARYLAND GENERAL CORPORATION LAW (the “MGCL”) to reclassify the shares of common stock of the Corporation that are designated as “Class W” shares to be and become “Class I” shares of the Corporation.

THIRD:  The amendment to the Charter of the Corporation set forth in Article SECOND shall apply to all issued and outstanding shares, and all authorized but unissued shares, of common stock of the Corporation that are designated as “Class W” shares.

FOURTH:  Immediately prior to the effectiveness of the amendment to the Charter set forth in Article SECOND, the total number of shares of stock of all classes that the Corporation had authority to issue was two billion five hundred million (2,500,000,000) shares of common stock, having an aggregate par value of thirty million dollars ($25,000,000), and the shares and class of common stock of the Corporation were designated and classified as follows:

NAME OF CLASS†	NUMBER OF SHARES OF COMMON STOCK CLASSIFIED AND ALLOCATED

Class A	500,000,000 shares
Class B	500,000,000 shares
Class L	500,000,000 shares
Class I	500,000,000 shares
Class W	500,000,000 shares
Total	2,500,000,000 shares

†  The par value of all shares of common stock and classes that the Corporation has authority to issue is $0.01 per share.

FIFTH:  Immediately following the effectiveness of the amendment to the Charter set forth in Article SECOND, the total number of shares of stock of all classes that the Corporation has authority to issue is two billion five hundred million (2,500,000,000) shares of common stock, having an aggregate par value of thirty million dollars ($25,000,000), and the shares and class of common stock of the Corporation are designated and classified as follows:

NAME OF CLASS†	NUMBER OF SHARES OF COMMON STOCK CLASSIFIED AND ALLOCATED

Class A	500,000,000 shares
Class B	500,000,000 shares
Class L	500,000,000 shares
Class I	1,000,000,000 shares
Total	2,500,000,000 shares

†      The par value of all shares of common stock and classes that the Corporation has authority to issue is $0.01 per share.

SIXTH:  The terms applicable to the classes of common stock reclassified as set forth above, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, as set by the Board of Directors, are the same as the terms of the existing classes of common stock, which are set forth in the Charter.

SEVENTH:  The foregoing amendment to the Charter as set forth in these Articles of Amendment has been duly advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation as required by law.

EIGHTH:  These Articles of Amendment shall be effective upon filing with the Department.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to on its behalf by its Secretary on this 2nd day of July, 2013.

MORGAN STANLEY EUROPEAN EQUITY FUND INC.

By:	/s/ Arthur Lev
Arthur Lev
President

ATTEST:

/s/ Joanne Antico
Joanne Antico
Assistant Secretary

THE UNDERSIGNED, President of MORGAN STANLEY EUROPEAN EQUITY FUND INC., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

/s/ Arthur Lev
Arthur Lev
President